                                                         Exhibit Number (10)(xx)
                                                         To 1998 Form 10-K


                          NORTHERN TRUST CORPORATION
                      1997 DEFERRED COMPENSATION PLAN FOR
                       NON-EMPLOYEE DIRECTORS AS AMENDED


1. Name. This Plan shall be known as the "Northern Trust Corporation 1997 Deferred Compensation Plan for Non-Employee Directors As Amended" (the "Plan").


2.   Definitions.  The following definitions shall apply in interpreting the
Plan:

     (a) The term "Beneficiary" shall mean such individual, trustee, trust or other entity designated by a Non-Employee Director pursuant to Section 5(e).

     (b)  The term "Board" shall mean the Board of Directors of the Corporation.

     (c)  The term "Cash Account"shall have the meaning set forth in Section
4(b).

     (d) The term "Committee" shall mean the Compensation and Benefits Committee of the Board of Directors.

     (e) The term "Common Stock" shall mean the common stock, $1.66-2/3 par value per share, of the Corporation.

     (f) The term "Corporation" shall mean Northern Trust Corporation, a Delaware corporation.

     (g) The term "Election Form" shall have the meaning set forth in Section 3(b).

     (h) The term "Non-Employee Director" shall mean a person who is serving as a member of the Board and is not an employee of the Corporation or any subsidiary of the Corporation.

     (i)  The term "Stock Unit Account" shall have the meaning set forth in
Section 4(a).


3.   Participation.

     (a) A Non-Employee Director may elect to defer receipt of the payment of all or any portion of: (i) the annual retainer fee payable for services as a Director, (ii) any cash fees payable for attendance at a Board committee meeting or for any other service provided to the Corporation, or (iii) the annual stock grant under the Northern Trust Corporation 1997 Stock Plan for Non-Employee Directors, in each case until the date on which the Non-Employee Director's service on the Board terminates for any reason.

     (b) Each election for a calendar year shall be set forth on an election form ("Election Form") provided by the Corporation. An Election Form effective for a calendar year shall be delivered to the Corporation prior to the first day of such calendar year. An Election Form shall remain in effect for subsequent calendar years until a written notice to revise the Election Form is delivered to the Corporation on or before the first day of the calendar year in which the revision is to become effective. Except as provided in Section 3(c) below, an initial Election Form or a revised Election Form shall only apply to compensation otherwise payable to a Non-Employee Director after the end of the calendar year in which such initial or revised Election Form is delivered to the Corporation. Any Election Form delivered by a Non-Employee Director shall be irrevocable with respect to any compensation covered by the election set forth therein.

     (c) Notwithstanding Section 3(b) above, (i) an election by a Non-Employee Director with respect to compensation payable on or after March 31, 1997 may be made pursuant to an Election Form delivered to the Corporation prior to March 31, 1997, and (ii) an election made by a Non-Employee Director in the calendar year in which the Non-Employee Director first becomes eligible to participate in the Plan may be made pursuant to an Election Form delivered to the Corporation within 30 days after the date on which the Non-Employee Director initially becomes eligible to participate, and such Election Form shall be effective with respect to compensation earned from and after the date such Election Form is delivered to the Corporation.


4.   Deferral Accounts.

     (a)  All cash compensation deferred by a Non-Employee Director pursuant to
Section 3 shall be credited to a stock unit account ("Stock Unit Account") maintained by the Corporation on its books in the name of the participating Non-Employee Director and converted into stock units equivalent to full shares of the Corporation's Common Stock as of the last trading day of the calendar quarter for which the cash compensation would have been paid. The conversion shall be determined by dividing the dollar amount of the cash compensation as of such quarterly date by the mean of the high and low sale prices of the Corporation's Common Stock as reported by The Nasdaq Stock Market on such quarterly date. Any cash balance remaining after any such conversion shall be credited to the Cash Account of a Non-Employee Director as provided in Section 4(b) below. The shares of Common Stock representing a stock grant under the Northern Trust Corporation 1997 Stock Plan for Non-Employee Directors which are deferred by a Non-Employee Director pursuant to Section 3 shall be credited to a Stock Unit Account and converted into stock units as of the date of the annual meeting of stockholders on which the stock was granted.

     (b) The Corporation also shall maintain a cash account ("Cash Account") on its books in the name of each participating Non-Employee Director. Credits shall be made to a participating Non-Employee Director's Cash Account in dollar amounts equal to (i) the cash balance remaining after any conversion pursuant to
Section 4(a) above, and (ii) the cash dividends (or the fair market value of dividends paid in property other than Common Stock) that the Non-Employee Director would have received had the Non-Employee Director been the owner on each record date of the number of shares of Common Stock equal to the number of stock units in such Non-Employee Director's Stock Unit Account on such date. Until the entire balance of a Cash Account has been paid to a Non-Employee Director, or to the Beneficiaries of a deceased Non-Employee Director, such balance shall be increased on the last day of each calendar quarter to reflect accrued interest on such balance based on the rate of interest determined from time to time by the Committee.

     (c) In the case of a dividend in Common Stock or a Common Stock split, additional credits will be made to a Non-Employee Director's Stock Unit Account of a number of stock units equal to the number of full shares of Common Stock that the Non-Employee Director would have received had the Non-Employee Director been the owner on each record date of the number of shares of Common Stock equal to the number of stock units in such Non-Employee Director's Stock Unit Account on such date.

     (d) Amounts previously deferred by a participating Non-Employee Director under any prior deferred compensation plan maintained by the Corporation or any of its subsidiaries shall be transferred effective March 31, 1997 into the Stock Unit Account or the Cash Account as designated by the Non-Employee Director.

     (e) Each Stock Unit Account and each Cash Account shall be maintained on the books of the Corporation until full payment of the balance thereof has been made to the applicable Non-Employee Director or to the Beneficiaries of a deceased Non-Employee Director. No funds shall be set aside or earmarked for any Account, which shall be purely a bookkeeping device.


5.   Distribution of Accounts.

     (a) The entire balance of a Non-Employee Director's Stock Unit Account and Cash Account shall be paid to such Non-Employee Director or to the Beneficiaries of a deceased Non-Employee Director (i) in a single lump sum as of a date selected by the Corporation not more than 90 days following the date the Non-Employee Director's service on the Board terminates for any reason, or (ii) in up to 10 annual installments beginning on a date selected by the Corporation not more than 90 days following the date the Non-Employee Director's service on the Board terminates for any reason, as designated by the Non-Employee Director or the Beneficiaries of a deceased Non-Employee Director. In the absence of a designation by a Non-Employee Director, the entire balance of the Non-Employee Director's Stock Unit Account and Cash Account shall be paid in a single lump sum.

     (b) Except as provided in Section 5(c) below, the balance of a Non-Employee Director's Stock Unit Account shall be distributed in cash. In the event of a single lump sum distribution in cash, the Non-Employee Director or the Beneficiaries of a deceased Non-Employee Director shall receive an amount in cash equal to the number of stock units in the Stock Unit Account multiplied by the mean of the high and low sales prices of the Common Stock as reported by the Nasdaq Stock Market on the fifth trading day prior to the distribution date. In the event of a distribution in cash in up to 10 annual installments, the cash amount determined in the manner provided in the immediately preceding sentence shall continue to accrue interest and shall be distributed to the Non-Employee Director or the Beneficiaries of a deceased Non-Employee Director on the distribution date in each year of the installment period in an amount equal to the then current cash balance in the Stock Unit

Account multiplied by a fraction, the numerator of which shall be one, and the denominator of which shall be the number of years remaining in the installment period.

     (c) Stock units in the Stock Unit Account representing the deferral of shares of Common Stock under the Northern Trust Corporation 1997 Stock Plan for Non-Employee Directors shall be distributed only in shares of Common Stock. In the event of a single lump sum distribution in Common Stock, a certificate representing the number of full shares of Common Stock equal to the number of such stock units in the Non-Employee Director's Stock Unit Account representing the deferral of shares of Common Stock under the Northern Trust Corporation 1997 Stock Plan for Non-Employee Directors, registered in the name of the Non-Employee Director or the Beneficiaries of a deceased Non-Employee Director, shall be distributed to the Non-Employee Director or the Beneficiaries of a deceased Non-Employee Director on the distribution date referred to in Section 5(a) above. In the event of a distribution in Common Stock in up to 10 annual installments, a certificate representing the number of full shares of Common Stock equal to a fraction (the numerator of which shall be the number of stock units in the Non-Employee Director's Stock Unit Account representing the deferral of shares of Common Stock under the Northern Trust Corporation 1997 Stock Plan for Non-Employee Directors, and the denominator of which shall be the number of annual installments designated by the Non-Employee Director), registered in the name of the Non-Employee Director or the Beneficiaries of a deceased Non-Employee Director, shall be distributed to the Non-Employee Director or the Beneficiary of a deceased Non-Employee Director on the distribution date in each year of the installment period, provided that the number of shares in each of the installments may be rounded to avoid fractional shares.

     (d) The balance of a Non-Employee Director's Cash Account shall be distributed in cash. In the event of a single lump sum distribution in cash, the entire balance of the Non-Employee Director's Cash Account shall be distributed to the Non-Employee Director or the Beneficiaries of a deceased Non-Employee Director on the distribution date described in Section 5(a) above. In the event of a distribution in cash in up to 10 annual installments, the balance of the Cash Account shall continue to accrue interest and shall be distributed to the Non-Employee Director or the Beneficiaries of a deceased Non-Employee Director on the distribution date in each year of the installment period in an amount equal to the then current balance in the Cash Account multiplied by a fraction, the numerator of which shall be one, and the denominator of which shall be the number of years remaining in the installment period.

     (e) If a Non-Employee Director's service on the Board shall terminate by reason of death, or if a Non-Employee Director shall die after becoming entitled to distribution hereunder, but prior to receipt of the entire distribution, all cash or Common Stock then distributable hereunder with respect to such Non-Employee Director shall be distributed to such Beneficiaries as such Non-Employee Director shall have designated by an instrument in writing last filed with the Corporation prior to death, or in the absence of such designation or of any living Beneficiary, to his or her spouse, or if not then living, to his or her then-living descendants, per stirpes, or if none is then living, to the personal representative of the Non-Employee Director's estate, in the same manner as would have been distributed had the Non-Employee Director continued to live.

6.   Amendment or Termination.
     ------------------------

     (a) The Corporation intends the Plan to be permanent but reserves the right to amend or terminate the Plan when, in the sole opinion of the Corporation, such amendment or termination is advisable. Any such amendment or termination shall be made pursuant to a resolution of the Board and shall be effective as of the date of such resolution or such later date as the resolution may expressly state.

     (b) No amendment or termination of the Plan shall (i) directly or indirectly deprive any current or former Non-Employee Director or any Beneficiaries, of all or any portion of such Non-Employee Director's Stock Unit Account or Cash Account as determined as of the effective date of such amendment or termination, or (ii) directly or indirectly reduce the balance of any such Accounts held hereunder as of the effective date of such amendment or termination. Upon termination of the Plan, distribution of balances in all Accounts shall be made to the Non-Employee Directors or their Beneficiaries in the manner and at the time described in Section 5 as if each Non-Employee Director's service on the Board had then terminated. No additional deferrals shall be credited to the Accounts of Non-Employee Directors after termination of the Plan, but the Corporation shall continue to credit earnings, gains and losses to Accounts pursuant to Section 4 until the balances of such Accounts have been fully distributed to Non-Employee Directors or their Beneficiaries.

7.   General Provisions.
     ------------------

     (a) The Plan at all times shall be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of the Corporation for payment of any benefits hereunder. The right of a Non-Employee Director or the Beneficiaries of a deceased Non-Employee Director to receive a benefit hereunder shall be an unsecured claim against the general assets of the Corporation, and neither the Non-Employee Director nor such Beneficiaries shall have any rights in or against any specific assets of the Corporation. All amounts credited to Accounts shall constitute general assets of the Company.

     (b) Shares of Common Stock distributed under the Plan may be authorized but unissued shares or treasury shares of the Corporation. The Corporation shall reserve such number of shares of Common Stock as may be issuable under the Plan.

     (c) Nothing contained in the Plan shall constitute a guaranty by the Corporation, the Committee, or any other person or entity, that the assets of the Corporation will be sufficient to pay any benefit hereunder. No Non-Employee Director or the Beneficiaries of a deceased Non-Employee Director shall have any right to receive a distribution under the Plan except in accordance with the terms of the Plan.

     (d) Establishment of the Plan shall not be construed to give any Non-Employee Director the right to be retained as a member of the Board.

     (e) No interest of any person or entity in, or right to receive a distribution under, the Plan, shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a distribution be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

     (f) The Plan shall be administered by the Secretary of the Corporation.

     (g) A Non-Employee Director may pay any applicable taxes due with respect to any shares distributed under the Plan in cash or in stock, either by having the Corporation withhold a portion of the shares otherwise distributable or by delivering to the Corporation shares otherwise owned by the Non-Employee Director.

     (h) The Plan shall be construed and administered under the laws of the State of Delaware except to the extent preempted by federal law.